CSMC06-2G6AR3 -- 6A5

CREDIT SUISSE FIRST BOSTON

Balance

$1,282,750.00

Delay

24

WAC

6.08000

WAM

357

Coupon

5.50000

Dated

02/01/2006

NET

5.75000

WALA

3

Settle

02/28/2006

First

Payment

03/25/2006

Contrib Wac

6.08000

Price	1	2	3	4	5	6	7	8	9
	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield	Yield
96-00.00	5.835	5.846	5.868	5.906	5.935	5.980	6.468	6.868	7.109
96-16.00	5.797	5.807	5.826	5.858	5.883	5.922	6.342	6.686	6.894
97-00.00	5.759	5.767	5.783	5.810	5.831	5.864	6.217	6.506	6.680
97-16.00	5.722	5.729	5.741	5.763	5.780	5.807	6.092	6.326	6.467
98-00.00	5.685	5.690	5.700	5.717	5.730	5.750	5.969	6.148	6.256
98-16.00	5.648	5.652	5.658	5.670	5.679	5.693	5.846	5.971	6.047
99-00.00	5.611	5.613	5.617	5.624	5.629	5.637	5.724	5.795	5.838
99-16.00	5.575	5.576	5.577	5.578	5.580	5.582	5.603	5.620	5.631
100-00.00	5.539	5.538	5.536	5.533	5.530	5.526	5.482	5.447	5.425
Spread @ Center Price	112	112	113	114	115	117	139	151	160
WAL	27.74	25.34	21.89	17.90	15.73	13.28	4.84	3.22	2.68
Mod Durn	13.76	13.20	12.25	10.91	10.05	8.96	4.13	2.86	2.41
Principal Window	Jan32-Nov35	Mar28-Nov35	Nov23-Nov35	Aug19-Nov35	Jul17-Nov35	Mar15-Nov35	Oct10-Mar11	Mar09-Jun09	Sep08-Nov08
Prepay	100PSA	150PSA	200PSA	250PSA	275PSA	300PSA	500PSA	800PSA	1000PSA
Treasury Mat 6MO 2YR 3YR 5YR 10YR 30YR
Yld 4.692 4.673 4.647 4.575 4.585 4.561

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this information relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/. The issuer's current effective registration statement may be found at http://www.sec.gov/Archives/edgar/data/1011663/000119312505178099/0001193125-05-178099-index.htm. Additional material information to your decision may also be found at http://www.sec.gov/Archives/edgar/data/1011663/000091412105002094/0000914121-05-002094-index.htm.